SENIOR SUBORDINATED
SECURED CONVERTIBLE PROMISSORY NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ISC8 Inc.
Senior Subordinated Secured Convertible Promissory Note

Issuance Date: XXX Principal: U.S. $XXX

FOR VALUE RECEIVED, ISC8 Inc., a Delaware corporation (the “Company”), hereby promises to pay to [Holder Name] or his registered assigns (the “Holder”) the amount set out above opposite the caption “Principal” (as such amount may be increased or reduced from time to time pursuant to the terms hereof, whether through the payment of PIK Interest (as defined below) or through prepayment or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case, in accordance with the terms hereof) and to pay Interest (as defined below) on the outstanding Principal at the rates, in the manner and at the times set forth herein.  This Senior Subordinated Secured Convertible Promissory Note (including all Senior Subordinated Secured Convertible Promissory Notes issued in exchange, transfer or replacement hereof) is part of the same series of notes as those senior subordinated secured convertible promissory notes issued pursuant to the Unit Purchase Agreement (the “Notes”).  Certain capitalized terms used herein are defined in Section 18.

1. PAYMENTS OF PRINCIPAL.

(a) Voluntary.  Subject to the Holder’s right to convert under Section 3, the Company may prepay this Note at any time, in whole or in part, without penalty or premium; provided that at least an aggregate of 90 days of interest is being repaid with such prepayment in the event such prepayment is less than 90 days after the issuance of the Note being prepaid.  All prepayments of Principal made pursuant to this Section 1(a) shall be accompanied by accrued and unpaid Interest thereon through such prepayment date and subject to the proviso in the foregoing sentence.

(b) Mandatory.  Subject to the Holder’s right to convert under Section 3, on the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder in cash an amount equal to the outstanding Principal and accrued and unpaid Interest thereon.

2. INTEREST.  Simple interest shall accrue on the outstanding Principal at the Interest Rate from and including the date set forth above opposite the caption “Issuance Date” (the “Issuance Date”) until the Principal is paid in full, shall be computed on the basis of a 365-day year and actual days elapsed.

(a) Payment of Interest.  Unless the Holder of the Note requires otherwise but except for the period when Interest is calculated at the default rate, Interest shall be payable on the Maturity Date to the record holder of this Note as of the last day of the Interest Period through the addition of the amount of such Interest to the then outstanding Principal (any Interest paid in such manner, “PIK Interest”).  Interest payments that are instead required to be made in cash (“Cash Interest”) shall be subject to Section 2(b).

(b) Restrictions on Cash Interest Payments.  Notwithstanding the foregoing, in the event that the Company would otherwise be required under this Section 2 to pay Interest in the form of Cash Interest but is not permitted to do so pursuant to Section 20, the Company shall instead pay such Interest as PIK Interest.  Interest that is paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes under this Note, and shall not be considered overdue.

3. CONVERSION OF NOTE. This Note shall be convertible into equity securities of Company, on the terms and conditions set forth in this Section 3.

(a) Voluntary Conversion.  At any time after Issuance Date, upon election by the Holder, all of the Conversion Amount shall convert into Company Conversion Securities at the Conversion Rate.

(b) Automatic Conversion.  Upon the consummation of a Qualified Equity Financing, all of the Conversion Amount shall automatically without any further action on the part of the Holder convert into Company Conversion Securities at the Conversion Rate.

(c) Mandatory Conversion.  Upon the vote of the Required Holders, all of the Conversion Amount shall automatically without any further action on the part of the Holder convert into Company Conversion Securities at the Conversion Rate.

(d) Conversion Rate.  The Conversion Amount is convertible into (x) shares of Series D Preferred Stock and (y) a Warrant (together, “Company Conversion Securities”) at the conversion rate set forth below (the “Conversion Rate”):

(i) The number of shares of Series D Preferred Stock issuable upon conversion of the Conversion Amount shall be equal to the product obtained by dividing (A) the Conversion Amount by (B) $10,000.00.  Fractional shares of Series D Preferred Stock may be issued pursuant to this Section 3(d)(i).

(ii) The number of Warrant Shares issuable upon conversion of the Conversion Amount shall be equal to the product obtained by dividing (A) the Conversion Amount by (B) $0.168.

(e) Mechanics of Conversion.  To convert this Note into Company Conversion Securities on any date (the “Conversion Date”) pursuant to Section 3(a), the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Pacific Time, on such date, written notice to the Company electing to convert any portion or all of the Conversion Amount of this Note (the “Conversion Notice”).  In the event of a conversion of the Conversion Amount into Company Conversion Securities, the Holder must be an Accredited Investor (as such term is defined in Rule 501 under the Securities Act) on the Conversion Date.  Additionally, in the case of conversion pursuant to Section 3(b), the Holder must enter into and execute the same documents, satisfy the same conditions and agree to be bound by the same terms as all other investors that participated in the Series D Preferred Stock Financing.  As soon as practicable after the Conversion Date (but in no event more than ten (10) Business Days after the Conversion Date), the Company shall issue and deliver to the Holder a certificate (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), registered in the name of the Holder or its designee, for the number of Company Conversion Securities to which the Holder shall be entitled.  The Person or Persons entitled to receive the Company Conversion Securities issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Company Conversion Securities on the Conversion Date to the extent permitted by applicable law.

(f) Fractional Warrant Shares.  No Warrants to purchase fractional Warrant Shares shall be issued upon conversion of this Note into Company Conversion Securities.  In lieu of Company issuing Warrants to purchase any fractional Warrant Shares to Holder upon the conversion of this Note, Company shall round up to the next whole number in determining how many Warrants Shares shall be issued to Holder.

(g) Transfer and Other Taxes.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Company Conversion Securities upon conversion of the Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Company Conversion Securities to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Company Conversion Securities issued upon conversion.

4. EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

(a) Events of Default.  Each of the following events (so long as it is continuing) shall constitute an “Event of Default”:

(i) any Change of Control;

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note, provided, that in the case of a failure to pay Interest when and as due, such failure shall constitute an Event of Default only if such failure continues for a period of at least five (5) Business Days;

(iii) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(v) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder Representative with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder Representative) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment or such later date as provided by the terms of such insurance policy;

(vi) any representation or warranty made by the Company in this Note, the Unit Purchase Agreement or the Security Agreement shall prove to be materially false or misleading as of the date made or deemed made;

(vii) the Company shall breach any covenant or other material term or condition of this Note, the Unit Purchase Agreement or the Security Agreement and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least ten (10) consecutive Business Days;

(viii) any material provision of this Note, the Unit Purchase Agreement or the Security Agreement ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of this Note, the Unit Purchase Agreement or the Security Agreement; or

(ix) the Security Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien, with the priority required by the Security Agreement, on, and security interest in, any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens.

(b) Acceleration.  Upon the occurrence and during the continuance of an Event of Default, but subject to Section 20, the Holder Representative may, and at the request of the Required Holders shall, take either or both of the following actions: (i) declare all or any part of the Outstanding Note Obligations to be immediately due and payable; provided, however, that if an Event of Default shall occur under either Section 4(a)(iii) or 4(a)(iv), the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note shall automatically become immediately due and payable, and (ii) exercise on behalf of itself and the other Holders all rights and remedies available to it under the Security Agreement and applicable law.  To the extent that the Holder Representative declares this Note to be immediately due and payable (or this Note becomes due and payable following an Event of Default under Section 4(a)(iii) or 4(a)(iv)), the Company shall pay the sum of the Outstanding Note Obligations to the Holder within five (5) Business Days after the date that the Outstanding Note Obligations are declared due and payable, and upon full payment, the Note shall be extinguished.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to and approved by the Required Holders (such approval not to be unreasonably withheld or delayed and the Required Holders shall not be permitted to approve any written agreement that materially modifies, alters or changes the terms of the Notes in a manner adverse to the Holders) prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, and satisfactory to the Required Holders (any such approval not to be unreasonably withheld or delayed).  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Note.

6. RESERVATION OF AUTHORIZED SHARES.  Prior to the Issuance Date, the Company shall reserve out of its authorized and unissued Common Stock and Series D Preferred Stock a number of shares of Common Stock and Series D Preferred Stock equal to the number of shares of Common Stock and Series D Preferred Stock as shall be necessary to effect the conversion of this Note in Company Conversion Securities and any shares of Common Stock upon conversion or exercise of such Company Conversion Securities.

7. COVENANTS.

(a) Incurrence of Indebtedness.  So long as this Note is outstanding, without the affirmative vote or written consent of the Required Holders, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note, and (ii) Permitted Indebtedness.

(b) Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist Lien other than Permitted Liens.

(c) Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness described in clause (i) of the definition of Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

8. AMENDMENTS.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any amendment or waiver of this Note or any amendment to the Security Agreement (including to release all or substantially all of the Collateral, in any transaction or series of related transactions); provided that no such amendment or waiver shall adversely affect the rights of the holders of the Turner Notes.

9. REISSUANCE OF THIS NOTE.

(a) Transfer.  The Company may, as a condition to the transfer of any of this Note, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, or (v) transferring its Note to any Affiliate of the Holder, in the case of an institutional investor, or other Person under common management with such Holder; provided, further, that (A) the transferee in each case agrees to be subject to the restrictions in this Section 9 and provides the Company with a representation letter containing substantially the same representations and warranties of a “Purchaser” set forth in the Unit Purchase Agreement, (B) the Company satisfies itself that the number of transferees is sufficiently limited and (C) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration.  It is understood that the certificates evidencing any Notes may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

If this Note is to be transferred in compliance with the foregoing, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 9(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 9(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 9(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 9(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 9(a) or Section 9(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note from the Issuance Date.

10. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a) The remedies provided in this Note shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and, subject to Section 10(a) and Section 20, nothing herein shall limit the Holder’s right to pursue monetary damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(b) Notwithstanding the foregoing, but subject to Section 20, the right of the Holder to receive payment of Principal and Interest on this Note, on or after the respective due dates set forth herein, or to bring suit for the enforcement of any such right to payment, shall not be impaired or affected without the consent of the Holder.

11. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

12. CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

13. FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14. NOTICES; PAYMENTS.

(a) Notices.  All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) when delivered, if delivered personally, (ii) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (iii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below:

(i)	If to the Holder, at its address set forth next to the Holder’s name on Exhibit A to the Unit Purchase Agreement.

          (ii) If to the Company:
ISC8 Inc.
151 Kalmus Drive, Suite A-203
Costa Mesa, CA 92626
Attention: Chief Executive Officer

or at such other address as the Company or the Holder each may specify by written notice to the other parties hereto in accordance with this Section 14.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(c) Withholding Taxes.  All payments made by the Company hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes imposed on the recipient).  If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay to the recipient such additional amount as may be necessary to ensure that the net amount actually received by the recipient free and clear of such taxes (including taxes on such additional amount) is equal to the amount that the recipient would have received had such withholding not been made.  If the recipient is required to pay any such taxes, penalties or interest, the Company shall reimburse the recipient for that payment on demand.  If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts or other evidence of payment to the recipient on whose account such withholding was made on or before the thirtieth day after payment.  The Holder agrees to provide, promptly following the Company’s request therefore, such forms or certifications as it is legally able to provide to establish an exemption from, or a reduction in, any withholding taxes that might otherwise apply.

15. CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

16. WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

17. GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

18. CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such entity provided that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b) “Bankruptcy Law” means Title 11 of the U.S. Code, or any similar Federal, foreign or state law for the relief of debtors.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Los Angeles are authorized or required by law to remain closed.

(d) “Cash Interest” has the meaning set forth in Section 2(a).

(e) “Change of Control” means any Fundamental Transaction other than (i) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (ii) a Fundamental Transaction with any Holder, any Affiliate of any Holder or any person otherwise related to or associated with a Holder, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f) “Collateral” has the meaning given to such term in the Security Agreement.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” has the meaning set forth in the introductory paragraph of this Note.

(i) “Company Conversion Securities” has the meaning set forth in Section 3(d).

(j) “Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

(k) “Conversion Amount” means, on the Conversion Date, the sum of (i) the Principal, and (ii) accrued and unpaid Interest with respect to the Principal.

(l) “Conversion Rate” has the meaning set forth in Section 3(d).

(m) “Custodian” means a receiver, trustee, assignee, liquidator or similar official.

(n) “Distribution” means (i) any payment or distribution made by the Company on account of the Note, whether in the form of cash, securities or other property, by setoff or otherwise, or (ii) any redemption, purchase or other acquisition by the Company of all or a portion of the Note, in each of cases (i) and (ii), other than any payment, distribution, redemption, purchase or other acquisition made (x) through the exchange of all or a portion of the Note into or for (I) equity securities of the Company or (II) debt securities of the Company that (A) are subordinated in right of payment to the Existing Secured Debt to at least the same extent as this Note is subordinated to the Existing Secured Debt, (B) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Existing Secured Debt has at least the same benefit of the obligation of such Person and the obligation of such Person to the Holder is subordinated to the obligations of such Person to the Existing Secured Debt Holder to at least the same extent that this Note is subordinated to the Existing Secured Debt and (C) is either unsecured or secured by liens that are subordinated to the liens securing the Existing Secured Debt, (y) at any time that no “Default” (as defined in the Existing Secured Debt) has occurred and is continuing under Section 6(a) or 6(c) of the Existing Secured Debt or (z) through the accrual and addition to principal of capitalized interest in the amounts and at the times specified in this Note.

(o) “Event of Default” has the meaning set forth in Section 4(a).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Existing Secured Debt” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Partners for Growth III, L.P. pursuant to that certain Loan and Security Agreement dated December 14, 2011 between the Company and Partners for Growth III, L.P.

(r) “Existing Secured Debt Holder” means Partners for Growth III, L.P. and any of its grantees, successors or assigns.

(s) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(t) “GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time.

(u) “Guarantee” means, with respect to any Person, (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other Liability of any other Person, (ii) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (A) to pay the Indebtedness or other Liability of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Indebtedness or other Liabilities of such partnership or venture.

(v) “Holder” has the meaning set forth in the introductory paragraph of this Note.

(w) “Holder Representative” means Fundamental Master LP, or such other Person appointed to act as Holder Representative pursuant to the Unit Purchase Agreement.

(x) “Indebtedness” means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (i) for borrowed money (including amounts outstanding under overdraft facilities), (ii) evidenced by notes, bonds, debentures or other similar Contractual Obligations, (iii) in respect of “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) for the capitalized liability under all capital leases of such Person (determined in accordance with GAAP), (v) in respect of letters of credit and bankers’ acceptances, (vi) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, in each case, to the extent payable if such Contractual Obligation is terminated at the Closing, and (vii) in the nature of Guarantees of the obligations described in clauses (i) through (vi) above of any other Person.

(y) “Interest” means any Cash Interest or PIK Interest payable under this Note.

(z) “Interest Period” means the period beginning on and including the Issuance Date and ending on and including the Maturity Date.

(aa) “Interest Rate” means twelve percent (12%) per annum; provided that upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to twenty percent (20%) per annum.  In the event that such Event of Default is subsequently cured or waived, the Interest Rate shall be reduced to twelve percent (12%) per annum as of the date of such cure or waiver, it being understood, however, that unless the Holder otherwise agrees in writing, such reduction shall not apply retroactively to the period when such Event of Default was continuing.

(bb) “Issuance Date” has the meaning set forth in Section 2.

(cc) “Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

(dd) “Lien” or “Liens” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(ee) “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of this Note or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Note, or (ii) material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries taken as a whole.

(ff) “Maturity Date” means July 31, 2014.

(gg) “Notes” has the meaning set forth in the introductory paragraph of this Note.

(hh) “Outstanding Note Obligations” means the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note as of any point in time.

(ii) “Permitted Indebtedness” means (i) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder Representative and approved by the Holder Representative in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of six percent (6%) per annum, (ii) Indebtedness secured by Permitted Liens, (iii) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (iv) any Indebtedness owing under the Notes or the Turner Notes, (v) any Indebtedness owing under the Existing Secured Debt, and (vi) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (i) through (v) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(jj) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Notes and the Turner Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens securing the Company’s obligations under the Existing Secured Debt, (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (x) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(v).

(kk) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ll) “PIK Interest” has the meaning set forth in Section 2(a).

(mm) “Principal” has the meaning given in the introductory paragraph of this Note.

(nn) “Qualified Equity Financing” means the consummation by the Company prior to the Maturity Date of a financing pursuant to which it sells equity securities (including without limitation shares of Series D Preferred Stock) with an aggregate sales price of not less than $4,000,000, excluding any and all convertible bridge notes which are converted into preferred stock (including this Note and the other Notes), and with the principal purpose of raising capital.

(oo) “Register” has the meaning set forth in Section 21.

(pp) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes whether or not converted pursuant to Section 3 or prepaid by the Company.

(qq) “SEC” means the United States Securities and Exchange Commission.

(rr) “Securities Act” means the Securities Act of 1933, as amended.

(ss) “Security Agreement” means the security agreement dated as of January 31, 2014, between the Company and the Holder Representative, as amended from time to time.

(tt) “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock.

(uu) “Series D Preferred Stock Financing” means the sale of the Series D Preferred Stock pursuant to the Subscription Agreements and related agreements entered into by the Company and the purchasers of Series D Preferred Stock.

(vv) “Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

(ww) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

(xx) “Turner Notes” refers to those Senior Subordinated Secured Convertible Promissory Notes issued by the Company in 2013 using J.P. Turner & Company, L.L.C. as a commissioned placement agent.

(yy) “Unit Purchase Agreement” means that certain Unit Purchase Agreement dated as of January 31, 2014 by and between the Company and certain purchasers of Notes.

(zz) “Warrant” means the warrants a form of which is attached hereto as Exhibit A.

(aaa) “Warrant Shares” means the number of shares of Common Stock issuable upon exercise of the Warrant.

19. SECURITY. The Notes shall be secured by and to the extent provided in the Security Agreement, as amended through the date hereof.

20. SUBORDINATION.  It is a requirement of the Existing Secured Debt that any Indebtedness of the Company, including this Note, be subordinated in right of payment to the Existing Secured Debt.  Accordingly, each of the Company and, by acceptance of this Note, the Holder and each of its successors and assigns hereby covenants and agrees that for so long (but only for so long) as the Outstanding Note Obligations are secured by any of the assets of the Company, the following provisions of this Section 20 shall apply:

(a) Subordination of Note to Existing Secured Debt.  Notwithstanding anything to the contrary set forth herein, this Note shall be subordinated in right and time of payment, to the extent and in the manner set forth in this Section 20, to the prior indefeasible payment in full in cash of the Existing Secured Debt.

(b) Payment Restrictions.  The Company hereby agrees that it may not make, and the Holder hereby agrees that it will not accept, any Distribution with respect to this Note until the earlier of (i) the date that is one (1) day following the date the Existing Secured Debt is indefeasibly paid in full in cash and (ii) in the event that the Existing Secured Debt Holder has acknowledged in writing that the Existing Secured Debt has been indefeasibly paid in full in cash, the date of such payment and acknowledgment in writing.

21. REGISTERED OBLIGATION.  The Company shall establish and maintain a record of ownership (the “Register”) in which it will register by book entry the interest of the Holder and of each subsequent assignee in this Note, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest.  Notwithstanding anything herein to the contrary, this Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of the Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register.  This Section shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ISC8 INC.
By:
John Vong
Sr. Vice President and Chief Financial Officer
Accepted and Agreed:
HOLDER
By:
Name:
Title:

EXHIBIT A
FORM OF WARRANT